Exhibit 3.29

ARTICLES OF INCORPORATION

OF

FAMILY DOLLAR HOLDINGS, INC.

The undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation pursuant to the provisions of Section 55-2-02 of the General Statutes of North Carolina, and to that end does hereby set forth the following:

ARTICLE I

The name of the corporation (the “Corporation”) is Family Dollar Holdings, Inc.

ARTICLE II

The class of shares, the par value per share and the aggregate number of shares of such class which the Corporation shall have authority to issue are as follows:

	No. of
Class	Shares	Par Value

Common	10,000	$.10

ARTICLE III

The street address of the registered office of the corporation is 10401 Old Monroe Road, Mecklenburg County, Matthews, North Carolina 28105, and the mailing address of the registered office of the corporation is P.O. Box 1017, Mecklenburg County, Charlotte, North Carolina 28201-1017. The name of the registered agent is Leon Levine.

ARTICLE IV

The name and address of the incorporator are:

Nancy E. LeCroy

2500 Charlotte Plaza

Charlotte, North Carolina 28244

ARTICLE V

The duration of the Corporation shall be perpetual.

ARTICLE VI

The purpose of the Corporation shall be to engage in any lawful business or any lawful act or activity for which a corporation may be organized under Chapter 55 of the General Statutes of North Carolina.

ARTICLE VII

To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, persons acting as directors and/or incorporators of the Corporation shall not be liable to the Corporation or any of its shareholders for monetary damages for their activities performed in connection with the organization of the Corporation.

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles this 14th day of November, 1997.

/s/ Nancy E. LeCroy
Nancy E. LeCroy, as Incorporator

Drawn by, return to:

Parker, Poe, Adams & Bernstein L.L.P.

2500 Charlotte Plaza

Charlotte, North Carolina 28244

Attn: Nancy E. LeCroy, Esq.